Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the "Amendment"), dated as of August 10, 2015, by and among Axion Power International, Inc., a Delaware corporation, with headquarters located at 3601 Clover Lane, New Castle, PA 16105 (the "Company"), and the undersigned investor (the "Buyer") hereby amends that certain Securities Purchase Agreement among the Company and the Buyer and other investors party thereto, dated August 6, 2015 (“Agreement”).

WHEREAS:

A.                The Company and the Buyer desire to amend the Agreement as set forth below; and

B.                 Except as amended as set forth below, the Company and the Buyer agree and acknowledge that the Agreement remains in full force and effect as originally stated, and all capitalized terms used and not defined herein are used as defined in the Agreement.

NOW, THEREFORE, the Company and the Buyer hereby agree, effective upon receipt of this Amendment and substantially identical amendments to the Agreement executed by the Company and each other investor party to the Agreement, as follows:

1.      AMENDMENT TO SECTION 7(X)

Section 7(x) is hereby amended by replacing it in its entirety with the following:

(x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) except as set forth on Schedule 7(x), attached to the form of Amendment to Securities Purchase Agreement, dated as of August 10, 2015, by and between the Company and each investor party thereto, by falling below the minimum listing maintenance requirements of the Principal Market.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Amendment to Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AXION POWER INTERNATIONAL, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Amendment to Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

By:
Name:
Title:

SCHEDULE 4(X)

EXCEPTION TO SECTION 7(X)

As a result of the valuation of the Company's Class B Warrants for the quarter ended June 30, 2015, which the Company is in the process of finalizing with its third party independent valuation consultant, the Company has come to the conclusion that it will fall below the $2.5 million shareholders equity requirement as set forth in NASDAQ Rule 5550(b)(i).  As a result of this event, the Company will likely receive a deficiency notification under Rule 5810(2) to which it will be required to submit a plan of compliance for NASDAQ staff review, within 45 days of receipt of the notification.  The Company has a plan in place with which to regain compliance likely by the middle of the fourth fiscal quarter of 2015.